                                                                  EXHIBIT(h)(23)

                                November 19, 1999

                     [DENVER INVESTMENT ADVISORS LETTERHEAD]

SunGard Investment Products Inc.
Linda J. Noren
11 Salt Creek Lane
Hinsdale, IL 60521

VIA:     Federal Express

                  RE: The Shareholder Services Agreement (the "Agreement") dated as of May 5, 1999 between SunGard Investment Products Inc. and Denver Investment Advisors LLC.

Dear Sirs:

                  On October 1, 1999, Westcore Trust introduced two new investment portfolios -- Westcore Select Fund and Westcore Small-Cap Growth Fund. Commencing on December 15, 1999, Westcore Trust will offer another investment portfolio, Westcore International Frontier Fund. By your signature below please confirm that effective December 15, 1999, the Agreement (including any attachments thereto listing the Funds covered by the Agreement) hereby is amended to include Westcore Select Fund, Westcore Small-Cap Growth Fund and Westcore International Frontier Fund as Funds under the Agreement. In all other respects the Agreement continues in effect in accordance with its terms.

                  Please keep one signed original of this letter and return the remaining originals to:

                  Westcore Trust
                  Attn: Kristine Cook
                  1225 17th Street, 26th Floor
                  Denver, CO 80202

                  If you have any questions regarding the Agreement or Westcore Trust, please call Steve Wine or Kristine Cook at (800) 734-9378. Please address any legal concerns to Jasper Frontz at (303) 312-5044.


                                        Yours Truly,


                                        DENVER INVESTMENT ADVISORS LLC

                                        By: /s/ Jeffrey D. Adams
                                            -----------------------------
                                                Name:   Jeffrey D. Adams
                                                Title:  Managing Director
                                                Date:   11/19/99


ACCEPTED AND AGREED TO:

SUNGARD INVESTMENT PRODUCTS INC.

By: /s/ David J. Gibbons
    ----------------------------
     Name:  David J. Gibbons
            --------------------
     Title: President
            --------------------
     Date:  11/22/99
            --------------------